UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn

Dallas, Texas 75219

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on November 19, 2013, Energy Transfer Equity, L.P. (“ETE”) and Energy Transfer Partners, L.P. (“ETP”) entered into Redemption and Transfer Agreement (the “Agreement”). Pursuant to the Agreement, on February 19, 2014, ETP transferred its interest in Trunkline LNG Company, LLC (“TLNG”), the entity that owns a liquefied natural gas (“LNG”) regasification facility in Lake Charles, Louisiana, to ETE in exchange for the redemption of 18.71 million ETP units (the “Redeemed Units”) held by ETE (the “Transaction”).

The Redeemed Units represent an effective purchase price of approximately $1.02 billion based on ETP’s closing unit price as of February 18, 2014, and the Transaction was deemed effective as of January 1, 2014.

In connection with the closing of the transactions contemplated by the Agreement, ETP and its affiliates entered into the following agreements:

Amendment No. 6 to the Second Amended and Restated Agreement of Limited Partnership. On February 19, 2014, ETP’s general partner executed Amendment No. 6 (the “Partnership Agreement Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of ETP. The Partnership Agreement Amendment provides that ETE will forego incentive distributions relating to distributions made in respect of the ETP common units it owns in a cumulative amount equal to $180 million for the sixteen quarters beginning with the quarter commencing on January 1, 2016.

Shared Services Agreement Amendment. On February 19, 2014, ETE and ETP entered into the third amendment (the “SSA Amendment”) to the Shared Services Agreement (the “SSA”) dated as of August 26, 2005, as amended May 26, 2010 and April 30, 2013, between ETE and ETP. The SSA Amendment contemplates the provision by ETP of certain corporate business development services for ETE relating to the Trunkline LNG project and the Trunkline crude oil conversion project, each of which are owned by entities in which ETE and ETP have a 60% and 40% equity interest, respectively. In exchange for these services, ETE will pay to ETP a $150 million fee for the two-year period beginning January 1, 2014, in addition to amounts previously owed by ETE to ETP under the SSA.

After giving effect to the consummation of the transactions contemplated by the Agreement, ETE owns, directly or indirectly, (i) approximately 30.8 million common units representing limited partner interests in ETP, (ii) 50,160,000 Class H Units of ETP, (iii) all of the outstanding equity interests in the general partner of ETP and, through such ownership, all of the incentive distribution rights in ETP and (iv) an approximate 1% general partner interest in ETP.

The above descriptions of the Agreement and the SSA Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement and the SSA Amendment. The Agreement, which was included as Exhibit 2.1 to ETE’s Current Report on Form 8-K filed on November 21, 2013 and the SSA Amendment, which is attached hereto as Exhibit 10.1, are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description of the Exhibit

10.1	Third Amendment, dated February 19, 2014, to the Shared Services Agreement dated as of August 26, 2005, as amended May 26, 2010 and April 30, 2013 by and between Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC,
its general partner

Date: February 19, 2014	By:	/s/ John W. McReynolds
John W. McReynolds President

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1	Third Amendment, dated February 19, 2014, to the Shared Services Agreement dated as of August 26, 2005, as amended May 26, 2010 and April 30, 2013 by and between Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P.